Press Release
TechnipFMC Announces First-Quarter 2025 Results

•Total Company inbound orders of $3.1 billion; Subsea of $2.8 billion, a book-to-bill of 1.4x
•Total Company backlog of $15.8 billion; Subsea of $14.9 billion
•Cash flow from operations of $442 million; free cash flow of $380 million
•Total shareholder distributions of $271 million, including share repurchase of $250 million

NEWCASTLE & HOUSTON, April 24, 2025 — TechnipFMC plc (NYSE: FTI) (the “Company” or “TechnipFMC”) today reported first-quarter 2025 results.
Summary Financial Results from Continuing Operations
Reconciliation of U.S. GAAP to non-GAAP financial measures are provided in financial schedules.

	Three Months Ended			Change
(In millions, except per share amounts)	Mar. 31, 2025	Dec. 31, 2024	Mar. 31, 2024	Sequential	Year-over-Year
Revenue	$2,233.6	$2,367.3	$2,042.0	(5.6%)	9.4%
Net income	$142.0	$224.7	$157.1	(36.8%)	(9.6%)
Net income margin	6.4%	9.5%	7.7%	(310 bps)	(130 bps)
Diluted earnings per share	$0.33	$0.52	$0.35	(36.5%)	(5.7%)

Adjusted EBITDA	$343.8	$351.0	$252.6	(2.1%)	36.1%
Adjusted EBITDA margin	15.4%	14.8%	12.4%	60 bps	300 bps
Adjusted net income	$142.9	$236.2	$97.6	(39.5%)	46.4%
Adjusted diluted earnings per share	$0.33	$0.54	$0.22	(38.9%)	50.0%

Inbound orders	$3,089.1	$2,923.5	$2,774.4	5.7%	11.3%
Backlog	$15,816.0	$14,376.3	$13,492.5	10.0%	17.2%
Total Company revenue in the first quarter was $2,233.6 million. Net income attributable to TechnipFMC was $142 million, or $0.33 per diluted share. These results included after-tax charges and credits totaling $0.9 million of expense (Exhibit 6).
Adjusted net income was $142.9 million, or $0.33 per diluted share (Exhibit 6).
Adjusted EBITDA, which excludes pre-tax charges and credits, was $343.8 million; adjusted EBITDA margin was 15.4 percent (Exhibit 8).
Included in total Company results was a foreign exchange loss of $12.1 million, or $8.1 million after-tax. When excluding the after-tax impact of foreign exchange loss of $8.1 million, net income was $150.1 million. Adjusted EBITDA, excluding foreign exchange, was $355.9 million (Exhibit 8).

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Doug Pferdehirt, Chair and CEO of TechnipFMC, remarked, “I’m pleased to share another strong set of financial results to start the year. Our quarterly results clearly demonstrate the unique capabilities of our company and the value we are providing to our clients.”
“Total Company revenue in the period was $2.2 billion. Adjusted EBITDA was $356 million when excluding foreign exchange impacts, an increase of 38 percent compared to the prior year. Free cash flow was $380 million, which, together with our strong cash flow from operations, is a notable achievement in light of our typical seasonality.”
Pferdehirt continued, “Subsea inbound was $2.8 billion, representing a book-to-bill of 1.4x. Orders have now exceeded revenue in eight of the last nine quarters, supported by robust inbound for both integrated Engineering, Procurement, Construction, and Installation (iEPCI™) and Subsea 2.0®. In the quarter, we were awarded an iEPCI™ contract from Equinor for the Johan Sverdrup Phase 3 project, as well as an iEPCI™ project from Shell that will include our Subsea 2.0® technology on their greenfield Gato do Mato development offshore Brazil. To further advance the growth of our integrated portfolio, we recently announced a strategic alliance with Cairn Oil & Gas to deliver future deepwater developments offshore India using our iEPCI™ commercial model.”
“Our Subsea Opportunities List now highlights more than $26 billion of inbound opportunities over the next 24 months, when using the midpoint of project values. Putting this into perspective, the value of this list has grown nearly 20 percent over the last twelve months and represents the third consecutive quarterly increase. The opportunity set is also supported by multiple new frontiers, including Guyana, Suriname, Namibia, Mozambique, and Cyprus, all of which present long-term opportunities with development lifecycles that extend well beyond the end of the decade.”
Pferdehirt added, “While commodity prices are a primary variable in our clients’ decisions to move forward on a development, the impact they have on the economic feasibility of a project can differ significantly by region and resource. We continue to believe that offshore will remain a preferred investment of operators, with deepwater attracting a growing share of global capital flows, driven by much-improved economic returns and broad access to these resources. This gives us continued confidence in delivering more than $10 billion of Subsea inbound in 2025.”
Pferdehirt continued, “U.S. land is among the most susceptible regions to lower commodity prices, given its relatively high cost of development. The majority of activity in our Surface Technologies segment is driven by international markets, where we have secured significant inbound through the first four months of the year. Importantly, we estimate 95 percent of our total Company revenue in 2025 will be generated from activity outside of the U.S. land market.”
“Our revenue is derived from diverse sources—which include not just products, but also significant installation and services activities. When thinking about our potential exposure to the recently announced tariffs, it is largely confined to product-related revenue from our operations across U.S. land and the U.S. Gulf. Given our mitigation efforts, we anticipate the impact to total Company adjusted EBITDA to be less than $20 million in 2025.”
Pferdehirt concluded, “In a dynamic environment, we have truly differentiated our Company. We have built a strong backlog totaling $15.8 billion. Our exceptional execution is driving robust free cash flow. And we are growing shareholder distributions—allowing for even more share repurchase at a time when our equity offers a very compelling investment opportunity. Importantly, our outlook for Subsea inbound orders for 2025 is unchanged, and our total Company guidance for adjusted EBITDA also remains unchanged at the midpoint of the range for the full year.”
“We are excited about what lies ahead for us. Our opportunity set is deep and diverse. At the same time, our execution is strong and accelerating, and our business transformation is creating even more value for our clients, our Company, and our shareholders.”

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Operational and Financial Highlights

Subsea

Financial Highlights
Reconciliation of U.S. GAAP to non-GAAP financial measures are provided in financial schedules.

	Three Months Ended			Change
(In millions)	Mar. 31, 2025	Dec. 31, 2024	Mar. 31, 2024	Sequential	Year-over-Year
Revenue	$1,936.2	$2,047.9	$1,734.8	(5.5%)	11.6%
Operating profit	$247.9	$230.0	$156.6	7.8%	58.3%
Operating profit margin	12.8%	11.2%	9.0%	160 bps	380 bps
Adjusted EBITDA	$334.9	$338.6	$242.4	(1.1%)	38.2%
Adjusted EBITDA margin	17.3%	16.5%	14.0%	80 bps	330 bps

Inbound orders	$2,785.5	$2,698.5	$2,403.8	3.2%	15.9%
Backlog[1,2,3]	$14,945.6	$13,518.1	$12,455.5	10.6%	20.0%

Estimated Consolidated Backlog Scheduling (In millions)	Mar. 31, 2025
2025 (9 months)	$4,884
2026	$4,295
2027 and beyond	$5,767
Total	$14,946
[1] Backlog as of March 31, 2025 was increased by a foreign exchange impact of $578 million.
[2] Backlog does not capture all revenue potential for Subsea Services.
[3] Backlog as of March 31, 2025 does not include total Company non-consolidated backlog of $438 million.
Subsea reported first-quarter revenue of $1,936.2 million, a decrease of 5.5 percent from the fourth quarter. The sequential decline was driven by lower activity in Africa, the North Sea, and the Gulf of America as well as reduced services activity due to typical offshore seasonality, partially offset by higher project activity in Asia Pacific and Brazil.
Subsea reported an operating profit of $247.9 million, an increase of 7.8 percent from the fourth quarter. Operating results increased sequentially due to a $12.6 million reduction in restructuring, impairment and other charges, as well as strong project execution and improved earnings mix from backlog. The increase in operating profit was partially offset by lower services activity and reduced fleet availability due to higher scheduled maintenance in the period. Operating profit margin increased 160 basis points to 12.8 percent.
Subsea reported adjusted EBITDA of $334.9 million, a decrease of 1.1 percent when compared to the fourth quarter. The sequential decline was driven by lower services activity and reduced fleet availability due to higher scheduled maintenance in the period, largely offset by strong project execution. Adjusted EBITDA margin increased 80 basis points to 17.3 percent.

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Subsea inbound orders were $2.8 billion for the quarter. Book-to-bill was 1.4x. The following awards were included in the period:
•Shell Gato do Mato iEPCI™ project (Brazil)
Major* iEPCI™ contract by Shell for its Gato do Mato greenfield development offshore Brazil. In addition to integrated execution, the project will utilize Subsea 2.0® configure-to-order (CTO) subsea production systems. Combining both offerings will enable streamlined project management through a single interface and accelerate time to first oil.
*A “major” contract is greater than $1 billion.

•Equinor Johan Sverdrup Phase 3 iEPCI™ project (Norway)
Large* iEPCI™ contract by Equinor for its Johan Sverdrup Phase 3 development in the Norwegian North Sea. The Johan Sverdrup field, which originally began production in 2019, is now one of the largest developments in the region. This latest phase will increase production by tying in additional wells to the current infrastructure, which is powered by low-emission resources onshore. This direct award follows an integrated Front End Engineering and Design (iFEED®) study. TechnipFMC will design, manufacture, and install subsea production systems, umbilicals, and rigid pipe that will tie new templates into the existing Johan Sverdrup field center.
*A “large” contract is between $500 million and $1 billion.

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Surface Technologies

Financial Highlights
Reconciliation of U.S. GAAP to non-GAAP financial measures are provided in financial schedules.

	Three Months Ended			Change
(In millions)	Mar. 31, 2025	Dec. 31 2024	Mar. 31, 2024	Sequential	Year-over-Year
Revenue	$297.4	$319.4	$307.2	(6.9%)	(3.2%)
Operating profit	$30.2	$36.5	$103.4	(17.3%)	(70.8%)
Operating profit margin	10.2%	11.4%	33.7%	(120 bps)	(2,350 bps)
Adjusted EBITDA	$46.6	$53.5	$41.4	(12.9%)	12.6%
Adjusted EBITDA margin	15.7%	16.8%	13.5%	(110 bps)	220 bps

Inbound orders	$303.6	$225.0	$370.6	34.9%	(18.1%)
Backlog	$870.4	$858.2	$1,037.0	1.4%	(16.1%)

Surface Technologies reported first-quarter revenue of $297.4 million, a decrease of 6.9 percent from the fourth quarter. The sequential decline in revenue was driven by project timing in the Middle East, as well as slower project activity in Africa and Asia Pacific. The sequential decrease in international markets was partially offset by higher activity in North America.
Surface Technologies reported operating profit of $30.2 million, a decrease of 17.3 percent versus the fourth quarter. Operating profit decreased sequentially due to lower activity in international markets, partially offset by higher activity in North America. Results were also favorably impacted by a net reduction of $5.1 million of charges and credits. Operating profit margin decreased 120 basis points to 10.2 percent.
Surface Technologies reported adjusted EBITDA of $46.6 million, a decrease of 12.9 percent when compared to the fourth quarter. Adjusted EBITDA decreased sequentially due to lower activity in international markets, partially offset by higher activity in North America. Adjusted EBITDA margin decreased 110 basis points to 15.7 percent.
Inbound orders for the quarter were $303.6 million, a sequential increase of 34.9 percent. Backlog ended the period at $870.4 million.

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Corporate and Other Items (three months ended March 31, 2025)
Corporate expense was $25.8 million.
Foreign exchange loss was $12.1 million.
Net interest expense was $9.9 million.
The provision for income taxes was $87 million.

Total depreciation and amortization was $102.4 million.
Cash provided by operating activities was $441.7 million. Capital expenditures were $61.8 million. Free cash flow was $379.9 million (Exhibit 10).
During the quarter, the Company repurchased 8.9 million of its ordinary shares for total consideration of $250.1 million. When including a dividend payment of $21 million, total shareholder distributions in the quarter were $271.1 million.
The Company ended the period with cash and cash equivalents of $1,186.8 million; net cash improved to $281.9 million (Exhibit 9).

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2025 Full-Year Financial Guidance1
The Company’s full-year financial guidance for 2025 can be found in the table below. Updates to the previous guidance issued on February 27, 2025 are as follows:
•Free cash flow of $1 billion - 1.15 billion, which increased from the previous guidance range of $850 million - 1 billion.

2025 Guidance (As of April 24, 2025)

Subsea	Surface Technologies
Revenue in a range of $8.4 - 8.8 billion	Revenue in a range of $1.2 - 1.35 billion

Adjusted EBITDA margin in a range of 19 - 20%	Adjusted EBITDA margin in a range of 15 - 16%

TechnipFMC

Corporate expense, net $115 - 125 million
(excludes charges and credits)

Net interest expense $45 - 55 million

Effective tax rate 28 - 32%

Capital expenditures approximately $340 million

Free cash flow[2] $1.0 - 1.15 billion

1 Our guidance measures of adjusted EBITDA margin, free cash flow and adjusted corporate expense, net are non-GAAP financial measures. We are unable to provide a reconciliation to comparable GAAP financial measures on a forward-looking basis without unreasonable effort because of the unpredictability of the individual components of the most directly comparable GAAP financial measure and the variability of items excluded from each such measure. Such information may have a significant, and potentially unpredictable, impact on our future financial results.
2 Free cash flow is calculated as cash flow from operations less capital expenditures.

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Teleconference
The Company will host a teleconference on Thursday, April 24, 2025 to discuss the first-quarter 2025 financial results. The call will begin at 1:30 p.m. London time (8:30 a.m. New York time). Webcast access and an accompanying presentation can be found at www.TechnipFMC.com.
An archived audio replay will be available after the event at the same website address. In the event of a disruption of service or technical difficulty during the call, information will be posted on our website.

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###
About TechnipFMC

TechnipFMC is a leading technology provider to the traditional and new energy industries; delivering fully integrated projects, products, and services.

With our proprietary technologies and comprehensive solutions, we are transforming our clients’ project economics, helping them unlock new possibilities to develop energy resources while reducing carbon intensity and supporting their energy transition ambitions.

Organized in two business segments — Subsea and Surface Technologies — we will continue to advance the industry with our pioneering integrated ecosystems (such as iEPCI™, iFEED™ and iComplete™), technology leadership and digital innovation.

Each of our approximately 21,000 employees is driven by a commitment to our clients’ success, and a culture of strong execution, purposeful innovation, and challenging industry conventions.

TechnipFMC uses its website as a channel of distribution of material company information. To learn more about how we are driving change in the industry, go to www.TechnipFMC.com and follow us on X @TechnipFMC.

This communication contains “forward-looking statements” as defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Forward-looking statements usually relate to future events, market growth, and recovery, growth of our New Energy business and anticipated revenues, earnings, cash flows, or other aspects of our operations or operating results. Forward-looking statements are often identified by words such as “commit,” “guidance,” “confident,” “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “will,” “likely,” “predicated,” “estimate,” “outlook,” and similar expressions, including the negative thereof. The absence of these words, however, does not mean that the statements are not forward-looking. These forward-looking statements are based on our current expectations, beliefs, and assumptions concerning future developments and business conditions and their potential effect on us. While management believes these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All of our forward-looking statements involve risks and uncertainties (some of which are significant or beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections, including unpredictable trends in the demand for and price of oil and natural gas; competition and unanticipated changes relating to competitive factors in our industry, including ongoing industry consolidation; our inability to develop, implement and protect new technologies and services and intellectual property related thereto; the cumulative loss of major contracts, customers or alliances and unfavorable credit and commercial terms of certain contracts; disruptions in the political, regulatory, economic and social conditions, or public health crisis in the countries where we conduct business; unexpected geopolitical events, armed conflicts, and terrorism threats; the refusal of the Depository Trust Company to act as depository and clearing agency for our shares; the impact of our existing and future indebtedness; a downgrade in our debt rating; the risks caused by our acquisition and divestiture activities; additional costs or risks from increasing scrutiny and expectations regarding sustainability matters; uncertainties related to our investments, including those related to energy transition; the risks caused by fixed-price contracts; our failure to timely deliver our backlog; our reliance on subcontractors, suppliers and our joint venture partners; a failure or breach of our IT infrastructure or that of our subcontractors, suppliers or joint venture partners, including as a result of cyber-attacks; risks of pirates and maritime conflicts endangering our maritime employees and assets; any delays and cost overruns of capital asset construction projects for vessels and manufacturing facilities; potential liabilities inherent in the industries in which we operate or have operated; our

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failure to comply with existing and future laws and regulations, including those related to environmental protection, climate change, health and safety, labor and employment, import/export controls, currency exchange, bribery and corruption, taxation, privacy, data protection and data security; uninsured claims and litigation against us; the additional restrictions on dividend payouts or share repurchases as an English public limited company; tax laws, treaties and regulations and any unfavorable findings by relevant tax authorities; significant changes or developments in U.S. or other national trade policies, including tariffs and the reactions of other countries thereto; potential departure of our key managers and employees; adverse seasonal, weather, and other climatic conditions; unfavorable currency exchange rates; risk in connection with our defined benefit pension plan commitments; and our inability to obtain sufficient bonding capacity for certain contracts, and other risks as discussed in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and our other reports subsequently filed with the Securities and Exchange Commission.

We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any of our forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by law.

Contacts

Investor relations

Matt Seinsheimer
Senior Vice President, Investor Relations and Corporate Development
Tel: +1 281 260 3665
Email: Matt Seinsheimer

James Davis
Director, Investor Relations
Tel: +1 281 260 3665
Email: James Davis
Media relations David Willis Senior Manager, Public Relations Tel: +44 7841 492988 Email: David Willis

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Exhibit 1
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data, unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024

Revenue	$2,233.6	$2,367.3	$2,042.0
Costs and expenses	1,973.2	2,165.1	1,883.0
	260.4	202.2	159.0

Other income (expense), net including income from equity affiliates	(20.2)	27.1	(10.9)
Net gain (loss) on disposal of Measurement Solutions business	—	(3.9)	75.2

Income before net interest expense and income taxes	240.2	225.4	223.3
Net interest expense	(9.9)	(13.5)	(12.7)

Income before income taxes	230.3	211.9	210.6
Provision (benefit) for income taxes	87.0	(17.8)	49.7

Net income	143.3	229.7	160.9
(Income) attributable to non-controlling interests	(1.3)	(5.0)	(3.8)

Net income attributable to TechnipFMC plc	$142.0	$224.7	$157.1

Earnings per share attributable to TechnipFMC plc
Basic	$0.34	$0.53	$0.36
Diluted	$0.33	$0.52	$0.35

Weighted average shares outstanding:
Basic	421.2	424.5	433.6
Diluted	431.2	435.8	446.3

Cash dividends declared per share	$0.05	$0.05	$0.05

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Exhibit 2
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(In millions, unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024
Segment revenue
Subsea	$1,936.2	$2,047.9	$1,734.8
Surface Technologies	297.4	319.4	307.2
Total segment revenue	$2,233.6	$2,367.3	$2,042.0

Segment operating profit
Subsea	$247.9	$230.0	$156.6
Surface Technologies	30.2	36.5	103.4
Total segment operating profit	$278.1	$266.5	$260.0

Corporate items
Corporate expense(1)	$(25.8)	$(37.9)	$(32.2)
Net interest expense	(9.9)	(13.5)	(12.7)
Foreign exchange losses	(12.1)	(3.2)	(4.5)
Total corporate items	$(47.8)	$(54.6)	$(49.4)

Income before income taxes(2)	$230.3	$211.9	$210.6

(1)    Corporate expense primarily includes corporate staff expenses, share-based compensation expenses, and other employee benefits.
(2)    Includes amounts attributable to non-controlling interests.

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Exhibit 3
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(In millions, unaudited)

	Three Months Ended
Inbound Orders(1)	March 31,	December 31,	March 31,
	2025	2024	2024

Subsea	$2,785.5	$2,698.5	$2,403.8
Surface Technologies	303.6	225.0	370.6
Total inbound orders	$3,089.1	$2,923.5	$2,774.4

Order Backlog(2)	March 31, 2025	December 31, 2024	March 31, 2024

Subsea	$14,945.6	$13,518.1	$12,455.5
Surface Technologies	870.4	858.2	1,037.0
Total order backlog	$15,816.0	$14,376.3	$13,492.5

(1)    Inbound orders represent the estimated sales value of confirmed customer orders received during the reporting period.
(2)    Order backlog is calculated as the estimated sales value of unfilled, confirmed customer orders at the reporting date.

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Exhibit 4
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, unaudited)

	March 31, 2025	December 31, 2024

Cash and cash equivalents	$1,186.8	$1,157.7
Trade receivables, net	1,144.4	1,318.5
Contract assets, net	1,068.2	967.7
Inventories, net	1,178.8	1,076.7
Other current assets	948.9	947.0
Total current assets	5,527.1	5,467.6

Property, plant and equipment, net	2,266.9	2,133.8
Intangible assets, net	488.4	508.3
Other assets	1,689.4	1,759.5
Total assets	$9,971.8	$9,869.2

Short-term debt and current portion of long-term debt	$494.1	$277.9
Accounts payable, trade	1,374.5	1,302.6
Contract liabilities	1,917.0	1,786.6
Other current liabilities	1,397.4	1,497.7
Total current liabilities	5,183.0	4,864.8

Long-term debt, less current portion	410.8	607.3
Other liabilities	1,261.0	1,258.7
TechnipFMC plc stockholders’ equity	3,071.1	3,093.8
Non-controlling interests	45.9	44.6
Total liabilities and equity	$9,971.8	$9,869.2

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Exhibit 5
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions, unaudited)

	Three Months Ended March 31,
	2025	2024
Cash provided (required) by operating activities
Net income	$143.3	$160.9
Adjustments to reconcile net income to cash provided (required) by operating activities
Depreciation and amortization	102.4	99.5
Gain on disposal of Measurement Solutions business	—	(75.2)
Income from equity affiliates, net of dividends received	(8.6)	(1.4)
Working capital(1)	159.4	(391.0)
Other operating activities	45.2	80.5
Cash provided (required) by operating activities	441.7	(126.7)

Cash provided (required) by investing activities
Capital expenditures	(61.8)	(52.0)
Proceeds from sale of Measurement Solutions business	—	186.1
Other investing activities	3.6	2.2
Cash provided (required) by investing activities	(58.2)	136.3

Cash required by financing activities
Net decrease in short-term debt	(11.2)	(27.4)
Dividends paid	(21.0)	(21.7)
Share repurchases	(250.1)	(150.1)
Payments related to taxes withheld on share-based compensation	(62.2)	(49.7)
Other financing activities	(21.4)	(7.3)
Cash required by financing activities	(365.9)	(256.2)
Effect of changes in foreign exchange rates on cash and cash equivalents	11.5	(8.3)
Change in cash and cash equivalents	29.1	(254.9)
Cash and cash equivalents, beginning of period	1,157.7	951.7
Cash and cash equivalents, end of period	$1,186.8	$696.8
(1) Working capital includes receivables, payables, inventories and other current assets and liabilities.

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Exhibit 6
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data, unaudited)

In addition to financial results determined in accordance with U.S. generally accepted accounting principles (GAAP), the first quarter 2025 Earnings Release also includes non-GAAP financial measures (as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended) and describes performance on a year-over-year or sequential basis. Net income attributable to TechnipFMC plc, excluding charges and credits, as well as measures derived from it (including Diluted EPS, excluding charges and credits; Earnings before net interest expense, income taxes, depreciation and amortization, excluding charges and credits (“Adjusted EBITDA”); and Adjusted EBITDA, excluding foreign exchange gains or losses, net; Adjusted EBITDA margin; Adjusted EBITDA margin, excluding foreign exchange, net); Corporate expense, net; Foreign exchange, net and other, excluding charges and credits; net cash; and free cash flow are non-GAAP financial measures.

Non-GAAP adjustments are presented on a gross basis and the tax impact of the non-GAAP adjustments is separately presented in the applicable reconciliation table. Estimates of the tax effect of each adjustment is calculated item by item, by reviewing the relevant jurisdictional tax rate to the pretax non-GAAP amounts, analyzing the nature of the item and/or the tax jurisdiction in which the item has been recorded, the need of application of a specific tax rate, history of non-GAAP taxable income positions (i.e. net operating loss carryforwards) and concluding on the valuation allowance positions.

Management believes that the exclusion of charges, credits and foreign exchange impacts from these financial measures provides a useful perspective on the Company’s underlying business results and operating trends, and a means to evaluate TechnipFMC’s operations and consolidated results of operations period-over-period. These measures are also used by management as performance measures in determining certain incentive compensation. The foregoing non-GAAP financial measures should be considered by investors in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. The following is a reconciliation of the most comparable financial measures under GAAP to the non-GAAP financial measures.

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024

Net income attributable to TechnipFMC plc	$142.0	$224.7	$157.1

Charges and (credits):
Restructuring, impairment and other charges	1.2	14.6	5.0
Net (gain) loss on disposal of Measurement Solutions business	—	3.9	(75.2)
Tax on charges and (credits)	(0.3)	(7.0)	10.7

Adjusted net income attributable to TechnipFMC plc	$142.9	$236.2	$97.6

Weighted diluted average shares outstanding	431.2	435.8	446.3

Reported earnings per share - diluted	$0.33	$0.52	$0.35
Adjusted earnings per share - diluted	$0.33	$0.54	$0.22

TechnipFMC.com	Page 16 of 22

Exhibit 7
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024

Net income attributable to TechnipFMC plc	$142.0	$224.7	$157.1

Income attributable to non-controlling interests	1.3	5.0	3.8
Provision (benefit) for income tax	87.0	(17.8)	49.7
Net interest expense	9.9	13.5	12.7
Depreciation and amortization	102.4	107.1	99.5
Restructuring, impairment and other charges	1.2	14.6	5.0
Net (gain) loss on disposal of Measurement Solutions business	—	3.9	(75.2)

Adjusted EBITDA	$343.8	$351.0	$252.6

Foreign exchange, net	12.1	3.2	4.5
Adjusted EBITDA, excluding foreign exchange, net	$355.9	$354.2	$257.1

TechnipFMC.com	Page 17 of 22

Exhibit 8
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	March 31, 2025
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$1,936.2	$297.4	$—	$—	$2,233.6

Operating profit (loss), as reported (pre-tax)	$247.9	$30.2	$(25.8)	$(12.1)	$240.2

Charges and (credits):
Restructuring, impairment and other charges	0.5	0.7	—	—	1.2
Subtotal	0.5	0.7	—	—	1.2

Depreciation and amortization	86.5	15.7	0.2	—	102.4

Adjusted EBITDA	$334.9	$46.6	$(25.6)	$(12.1)	$343.8

Foreign exchange, net	—	—	—	12.1	12.1

Adjusted EBITDA, excluding foreign exchange, net	$334.9	$46.6	$(25.6)	$—	$355.9

Operating profit margin, as reported	12.8%	10.2%			10.8%

Adjusted EBITDA margin	17.3%	15.7%			15.4%

Adjusted EBITDA margin, excluding foreign exchange, net	17.3%	15.7%			15.9%

TechnipFMC.com	Page 18 of 22

Exhibit 8

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	December 31, 2024
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$2,047.9	$319.4	$—	$—	$2,367.3

Operating profit (loss), as reported (pre-tax)	$230.0	$36.5	$(37.9)	$(3.2)	$225.4

Charges and (credits):
Restructuring, impairment and other charges	13.1	1.9	(0.4)	—	14.6
Loss on disposal of Measurement Solutions business	—	3.9		—	3.9
Subtotal	13.1	5.8	(0.4)	—	18.5

Depreciation and amortization	95.5	11.2	0.4	—	107.1

Adjusted EBITDA	$338.6	$53.5	$(37.9)	$(3.2)	$351.0

Foreign exchange, net	—	—	—	3.2	3.2

Adjusted EBITDA, excluding foreign exchange, net	$338.6	$53.5	$(37.9)	$—	$354.2

Operating profit margin, as reported	11.2%	11.4%			9.5%

Adjusted EBITDA margin	16.5%	16.8%			14.8%

Adjusted EBITDA margin, excluding foreign exchange, net	16.5%	16.8%			15.0%

TechnipFMC.com	Page 19 of 22

Exhibit 8
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	March 31, 2024
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$1,734.8	$307.2	$—	$—	$2,042.0

Operating profit (loss), as reported (pre-tax)	$156.6	$103.4	$(32.2)	$(4.5)	$223.3

Charges and (credits):
Restructuring, impairment and other charges	—	(0.2)	5.2	—	5.0
Gain on disposal of Measurement Solutions business	—	(75.2)		—	(75.2)
Subtotal	—	(75.4)	5.2	—	(70.2)

Depreciation and amortization	85.8	13.4	0.3	—	99.5

Adjusted EBITDA	$242.4	$41.4	$(26.7)	$(4.5)	$252.6

Foreign exchange, net	—	—	—	4.5	4.5

Adjusted EBITDA, excluding foreign exchange, net	$242.4	$41.4	$(26.7)	$—	$257.1

Operating profit margin, as reported	9.0%	33.7%			10.9%

Adjusted EBITDA margin	14.0%	13.5%			12.4%

Adjusted EBITDA margin, excluding foreign exchange, net	14.0%	13.5%			12.6%

TechnipFMC.com	Page 20 of 22

Exhibit 9
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	March 31, 2025	December 31, 2024	March 31, 2024
Cash and cash equivalents	$1,186.8	$1,157.7	$696.8
Short-term debt and current portion of long-term debt	(494.1)	(277.9)	(136.6)
Long-term debt, less current portion	(410.8)	(607.3)	(887.2)
Net cash	$281.9	$272.5	$(327.0)

Net cash is a non-GAAP financial measure reflecting cash and cash equivalents, net of debt. Management uses this non-GAAP financial measure to evaluate our capital structure and financial leverage. We believe net cash is a meaningful financial measure that may assist investors in understanding our financial condition and recognizing underlying trends in our capital structure. Net cash should not be considered an alternative to, or more meaningful than, cash and cash equivalents as determined in accordance with U.S. GAAP or as an indicator of our operating performance or liquidity.

TechnipFMC.com	Page 21 of 22

Exhibit 10
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended March 31,
	2025	2024
Cash provided (required) by operating activities	$441.7	$(126.7)
Capital expenditures	(61.8)	(52.0)
Free cash flow	$379.9	$(178.7)

Free cash flow, is a non-GAAP financial measure and is defined as cash provided (required) by operating activities less capital expenditures. Management uses this non-GAAP financial measure to evaluate our financial condition. We believe free cash flow is a meaningful financial measure that may assist investors in understanding our financial condition and results of operations.

TechnipFMC.com	Page 22 of 22